Exhibit 16.1

December 3, 2010

Securities and Exchange Commission

100 F Street, N.E.

Washington D.C. 20549-7561

Dear Sirs/Madams:

We have read Sun Hydraulics Corporation’s statements included under Item 4.01 of its Form 8-K filed on December 3, 2010 and we agree with such statements concerning our firm.

/s/ Kirkland, Russ, Murphy & Tapp, P.A.